WAIVER AND NINTH AMENDMENT

WAIVER AND NINTH AMENDMENT dated as of February 21, 2008 (this “Amendment”) with respect to the Revolving Credit Agreement, dated as of August 14, 2002 (as amended, the “Credit Agreement”) by and between Lazare Kaplan International Inc. (“Borrower”), as borrower and ABN AMRO Bank N.V., as Administrative Agent (the “Administrative Agent”) and as a Bank (the “Bank”).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Bank has made Loans and other financial accommodations to the Borrower which remain outstanding;

WHEREAS, the Borrower has provided the Bank an audited copy of Borrower’s balance sheet and income statement as of and for the year ended May 31, 2007;

WHEREAS, the Specified Event of Default (as defined below) may occur; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Bank waive the Specified Event of Default and the Administrative Agent and the Bank are willing to do so, but only on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned in the Credit Agreement and the following terms shall have the following meanings:

“Effective Date”: the first date on which the conditions precedent specified in Article III of this Amendment shall have been satisfied or the satisfaction thereof shall have been waived in accordance with the terms hereof.

“Specified Event of Default”: the Event of Default which may arise under Section 9.1(c) of the Credit Agreement as a result of the Borrower’s failure to satisfy Section 8.3(d) of the Credit Agreement with respect to the fiscal year ended May 31, 2007.

ARTICLE II

WAIVER; AMENDMENT; AGREEMENTS

Section 2.1. Waiver. Subject to the terms and conditions hereof, the Administrative Agent and the Bank hereby agree to waive the Specified Event of Default.

Section 2.2. Amendment. (a) The definition of “Interest Period” shall be amended by deleting clause (i) in its entirety and inserting in lieu thereof the following:

“for any LIBOR Rate Loan, 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 or 12 months”; and

(b) The definition of “Termination Date” in Section 1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Termination Date: December 1, 2009, or such later date as may be extended pursuant to Section 24 hereof.”

(c) Section 8.2(a) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“create, incur or assume any Indebtedness other than (i) Indebtedness to the Banks, (ii) up to $70,000,000 in unsecured Indebtedness under lines of credit from Antwerp Diamond Bank, including guaranties by Subsidiaries of the Borrower (including, without limitation, Material Domestic Subsidiaries) in connection with such Indebtedness, (iii) up to Five Hundred and Fifty Million Yen in unsecured Indebtedness to ABN AMRO or any affiliate thereof in Japan, including guaranties by Subsidiaries of the Borrower (including, without limitation, Material Domestic Subsidiaries) in connection with such Indebtedness, (iv) current liabilities of the Borrower not incurred through the borrowing of money or the obtaining of credit on an open account customarily extended, (v) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been taken, (vi) other unsecured Indebtedness not in excess of $250,000, (vii) up to $20,000,000 in unsecured Indebtedness to HSBC Bank USA, (viii) up to $25,000,000 in unsecured Indebtedness to ABN AMRO or any affiliate thereof in the United Arab Emirates with respect to the Borrower’s guaranty of certain Indebtedness of Gulfidam DMCC; (ix) up to $10,000,000 in unsecured Indebtedness to Bank Leumi USA, including guaranties by Subsidiaries of the Borrower (including, without limitation, Material Domestic Subsidiaries) in connection with such Indebtedness; and (x) up to $6,000,000 in Indebtedness (which shall include all Indebtedness of Subsidiaries of Borrower) to Nedbank, Limited, South Africa, including guaranties by the Borrower and Subsidiaries of the Borrower in connection with such Indebtedness;”

(d) Section 8.2(b) of the Credit Agreement is hereby amended by inserting the following clause (vi) at the end thereof:

“(vii) Liens granted by Gulfidam DMCC in connection with the Indebtedness described in Section 8.2(a)(viii).”

(e) Section 8.3 of the Credit Agreement is hereby amended by: (i) inserting the following proviso at the end of thereof:

“provided, that, for the purpose of calculating compliance with any subsection of this Section 8.3 for any period, the definition of “Contingent Obligations” shall exclude up (i) to $6,000,000 in Indebtedness (which shall include all Indebtedness of Subsidiaries of Borrower) to Nedbank, Limited, South Africa, including guaranties by the Borrower and Subsidiaries of the Borrower in connection with such Indebtedness, and (ii) up to $25,000,000 of Indebtedness of Gulfdiam DMCC to ABN AMRO Bank N.V. (Dubai) guaranteed by the Borrower.,” and

(ii) deleting subsection (a) in its entirety and inserting in lieu thereof the following:

“(a) as of the end of each of its fiscal quarters, Working Capital of not less than eighty million dollars ($80,000,000);”.

ARTICLE III

EFFECTIVE DATE

Section 3.1 Effective Date. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(a) the Borrower, the Administrative Agent and the Bank shall have executed and delivered this Amendment;

(b) legal matters incident to the execution and deliver of this Amendment shall be satisfactory to the Administrative Agent and its counsel;

(c) Lazare Kaplan Europe Inc., Lazare Kaplan Japan Inc. and Lazare Kaplan Africa Inc. shall have executed and delivered to the Administrative Agent and their consent to this Amendment in the form set forth below;

(d) all of the representations and warranties set forth in Section 6 of the Credit Agreement shall be true and correct and the Borrower shall be in compliance with the terms and conditions of the Credit Agreement and, after giving effect to this Amendment, no Default or Event of Default has occurred under the Credit Agreement; and

(e) the Borrower shall have paid all invoiced and unpaid out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the Borrower, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

Notwithstanding anything to the contrary in the foregoing Section 3.1, Section 2.1 and Sections 2.2(c), (d) and (e) of this Amendment shall be deemed effective as of August 28, 2007.

ARTICLE IV

INTERPRETATION

Section 4.1. Continuing Effect of the Credit Agreement. The Borrower, the Administrative Agent and the Bank hereby acknowledge and agree that the Credit Agreement shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms, except as expressly modified hereby.

Section 4.2. No Waiver. Nothing contained in this Amendment (including, but not limited to Section 2.1) shall be construed or interpreted or is intended as a waiver of any Default or Event of Default (other than the Specified Event of Default) or of any rights, powers, privileges or remedies that the Administrative Agent or the Bank have or may have under the Credit Agreement, any other related document or applicable law on account of such Default or Event of Default (other than the Specified Event of Default).

ARTICLE V

MISCELLANEOUS

Section 5.1. Representations and Warranties. The Borrower hereby represents and warrants as of the date hereof that, after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing and (b) all representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of such date (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such date).

Section 5.2. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 5.4. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 5.5. Reservation of Rights. Notwithstanding anything contained in this Amendment, the Borrower acknowledges that the Administrative Agent and the Bank do not waive, and expressly reserve, the right to exercise, at any time, any and all of their rights and remedies under the Credit Agreement, any other related document and applicable law on account of any Default or Event of Default (other than Specified Event of Default).

Section 5.6. Waiver. The Borrower hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them has, may have, or might assert at the time of execution of this Amendment or in the future against the Administrative Agent, the Bank and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (collectively, the “Bank Group”), directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Amendment, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Loan Document and/or the administration thereof or the obligations created thereby, (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any obligations related to the Credit Agreement, any other Loan Document and/or the administration thereof or the obligations created thereby, or (iii) any matter related to the foregoing.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

LAZARE KAPLAN INTERNATIONAL INC.
By:

Title:

ABN AMRO BANK N.V., as Bank and as Agent
By:

Title:

By:

Title:

GUARANTOR’S ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned heretofore executed and delivered to the Bank a Guaranty dated August 14, 2002. Each of the undersigned hereby consents to the Waiver and Ninth Amendment to the Credit Agreement as set forth above and confirms that its Guaranty and all of the undersigned’s obligations thereunder remain in full force and effect. Each of the undersigned further agrees that the consent thereof to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty referred to above.

LAZARE KAPLAN EUROPE INC.
By
Name

Title

LAZARE KAPLAN JAPAN INC.
By
Name

Title

LAZARE KAPLAN AFRICA INC.
By
Name

Title